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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

                  Dated: February 12, 2003

                                   WAM Acquisition GP, Inc.
                                     for itself and as general partner of
                                     LIBERTY WANGER ASSET
                                     MANAGEMENT, L.P.

                                   By:  /s/ Bruce H. Lauer
                                        ---------------------------------------
                                           Bruce H. Lauer
                                           Senior Vice President and Secretary

                                   LIBERTY ACORN TRUST

                                   By:  /s/ Bruce H. Lauer
                                        ---------------------------------------
                                           Bruce H. Lauer
                                           Vice President, Treasurer and
                                           Secretary

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